Exhibit 4.2

DESIGNATION OF REMOVED ACCOUNTS AND
TENTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

This DESIGNATION OF REMOVED ACCOUNTS AND TENTH AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of November 7, 2014 (this “Designation”), is entered into among SYNCHRONY BANK, a federal savings association organized under the laws of the United States (“Bank”), PLT HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“PLT Holding”), RFS HOLDING, INC., a corporation organized under the laws of the State of Delaware (“RFS Inc.”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“Buyer”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS, Bank, PLT Holding, RFS Inc. and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, the Seventh Amendment to Receivables Sale Agreement, dated as of November 23, 2010, the Eighth Amendment to Receivables Sale Agreement, dated as of March 20, 2012, and the Ninth Amendment to Receivables Sale Agreement, dated as of March 11, 2014 (as amended, the “Agreement”);

WHEREAS, the Accounts relating to Dillard’s, Inc. and its permitted successors and assigns (collectively, “Dillard’s”) under that certain Private Label Credit Card Program Agreement, dated as of August 7, 2004 (as modified, amended or supplemented from time to time, the “Credit Card Program Agreement”), by and between Dillard’s Inc. and Synchrony Bank (formerly known as GE Capital Retail Bank and GE Money Bank) that meet certain eligibility criteria (collectively, the “Dillard’s Accounts”) have been designated for purchase by a designee of Dillard’s pursuant to the terms of the Credit Card Program Agreement;

WHEREAS, pursuant to the Agreement, Bank wishes to remove from Buyer all Transferred Receivables owned by Buyer in the Dillard’s Accounts and to cause Buyer to convey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to Synchrony Financial (“Synchrony”) as the designee of Seller;

WHEREAS, Buyer is willing to accept such designation and to convey the Transferred Receivables in the Removed Accounts to Synchrony as a designee of Bank subject to the terms and conditions hereof; and

WHEREAS, Buyer, Bank, PLT Holding and RFS Inc. desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Buyer, Bank, PLT Holding and RFS Inc. hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby, November 7, 2014.

“Removal Cut-Off Date” means, with respect to the Removed Accounts designated hereby, November 6, 2014.

2. Designation of Removed Accounts. All Dillard’s Accounts are designated as Removed Accounts pursuant to this Designation. Schedule 1 to this Designation, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3. Agreement to Convey of Transferred Receivables to Seller’s Designee. Buyer hereby agrees to transfer, assign, set over and otherwise convey to Synchrony, pursuant to the execution of an assignment agreement substantially in the form of Exhibit A attached hereto, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing (collectively, the “Conveyed Property”).

4. Amendments to Receivables Sale Agreement. (a) Section 2.7(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Seller shall from time to time designate as Removed Accounts any Accounts designated for purchase by a Retailer pursuant to the terms of the related Credit Card Program Agreement (each, an “Involuntary Removal”). Any repurchase of the Transferred Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be effected at a purchase price equal to the fair value of such Transferred Receivables as of the Removal Date as agreed upon by Buyer and Seller prior to such sale.”

(b) Notwithstanding anything to the contrary in the Agreement, Buyer and Synchrony, as designee of Seller, may agree, pursuant to the execution of an assignment agreement substantially in the form of Exhibit a attached hereto, that the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing, will be assigned by Buyer to Synchrony.

(c) Notwithstanding the definition of “Account Schedule” in the Agreement, the Account Schedule delivered in connection with the Designation shall set forth the receivables balance for each Removed Account as of the Removal Cut-Off Date, rather than the Removal Notice Date.

5. Representations and Warranties of Sellers. Each of Bank, PLT Holding and RFS Inc. hereby represents and warrants to Buyer as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Designation constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Removed Accounts as of the Removal Cut-Off Date.

6. Financial Accounting and Tax Characterization. The parties hereto agree that, because Bank has an obligation to (i) sell the Transferred Receivables to Dillard’s for a price equal to the Transferred Receivables’ par value pursuant to Section 14.2 of that certain Private Label Credit Card Program Agreement dated as of August 7, 2014, by and between Dillard’s, Inc. and Bank, and (ii) acquire the Transferred Receivables in the Removed Accounts for a purchase price to equal fair value from Buyer, Bank’s designation of Synchrony pursuant to Section 4(b) of this Designation, Buyer’s assignment of the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby to Synchrony, and the sale of such Transferred Receivables by Synchrony to Dillard’s designee pursuant to that certain Purchase and Sale Agreement dated as of June 25, 2014 (the “Purchase and Sale Agreement”), among Dillard’s, Synchrony, and Bank (collectively, the “Transaction”), shall be treated by the parties for U.S. GAAP and federal income tax purposes as (i) a capital contribution from Synchrony to Bank in an amount equal to the excess of the purchase price Synchrony will pay to Buyer pursuant to the assignment agreement referenced in Section 4(b) of this Designation over the amount received by Synchrony pursuant to the Purchase and Sale Agreement, (ii) the acquisition by Bank, and not Synchrony, of the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, and (iii) the sale by Bank, not Synchrony, of such Transferred Receivables to Dillard’s.

7. Effectiveness. This Designation shall become effective as of the date first written above; provided that Buyer, Bank, PLT Holding and RFS Inc. shall have executed a counterpart of this Designation.

8. Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Designation shall be a part of the Receivables Sale Agreement and (ii) each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement as amended hereby.

(b) Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

9. No Proceedings. Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, none of Bank, PLT Holding or RFS Inc. shall, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Bank’s, PLT Holding’s or RFS Inc.’s right to pursue any other creditor rights or remedies that Bank, PLT Holding or RFS Inc. may have under any applicable law. The Receivables Sale Agreement and obligations of the Bank, PLT Holding and RFS Inc. under this Section 8 shall survive the termination of the Agreement.

10. Miscellaneous. (a) THIS DESIGNATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Designation.

(c) This Designation may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the undersigned have caused this Designation to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., as Buyer

By:_/s/ Andrew Lee___________________

Name:_Andrew Lee___________________
Title:_Vice President__________________

SYNCHRONY BANK, as a Seller

By: /s/ Michael Lagnese

Name: Michael Lagnese

Title: Senior Vice President Finance

PLT HOLDING, L.L.C., as a Seller

By: /s/ Andrew Lee

Name: Andrew Lee

Title: Vice President

RFS HOLDING, INC., as a Seller

By: /s/ Andrew Lee

Name: Andrew Lee

Title: Vice President

Schedule 1

REMOVED ACCOUNTS

[On file with Synchrony Financial.]

Exhibit A

Form of Assignment of Receivables in Removed Accounts

ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

This ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of November 7, 2014 (this “Assignment”), is entered into between SYNCHRONY FINANCIAL, a corporation organized under the laws of the State of Delaware (“Synchrony”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“RFSHL”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS, RFSHL, Synchrony Bank, a federal savings association organized under the laws of the United States (“Bank”), PLT Holding, L.L.C., a limited liability company organized under the laws of the State of Delaware (“PLT Holding”) and RFS Holding, Inc., a corporation organized under the laws of the State of Delaware (“RFS Inc.”), are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, and the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, the Seventh Amendment to Receivables Sale Agreement, dated as of November 23, 2010, the Eighth Amendment to Receivables Sale Agreement, dated as of March 20, 2012, and the Ninth Amendment to Receivables Sale Agreement, dated as of March 11, 2014, and the Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement, dated as of November 7, 2014 (as amended, the “Agreement”);

WHEREAS, Bank has designated all Accounts relating to Dillard’s (as defined in the Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement, dated as of November 7, 2014 (the “Designation”), between RFSHL, Bank, PLT Holding and RFS Inc.) (collectively, the “Removed Accounts”) as “Removed Accounts” under the Agreement pursuant to the Designation;

WHEREAS, pursuant to the Designation, Bank has directed RFSHL to sell the Transferred Receivables arising in such Removed Accounts, whether now existing or hereafter created, to Synchrony, as the designee of Bank; and

WHEREAS, RFSHL is willing to sell the Transferred Receivables in the Removed Accounts to Synchrony, and Synchrony is willing to purchase the Transferred Receivables in the Removed Accounts, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, Synchrony and RFSHL hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein. The terms “Removal Date” and “Removal Cut-Off Date” shall have the respective meanings assigned to such terms in the Designation.

2. Conveyance of Transferred Receivables. (a) In consideration of the payment by Synchrony to RFSHL of the Purchase Price on the Removal Date pursuant to Section 2(c), RFSHL does hereby sell, transfer, assign, set over and otherwise convey to Synchrony, without representation, warranty or recourse, and Synchrony does hereby purchase and accept, on and after the Removal Date, all right, title and interest of RFSHL in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing (the “Conveyed Property”).

(b) In connection with such transfer, RFSHL agrees to execute and deliver to Synchrony on or prior to the date this Assignment is delivered, applicable UCC-1 financing statements prepared by RFSHL with respect to the Conveyed Property meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to perfect the interest of Synchrony in the Conveyed Property.

(c) On the Removal Date, Synchrony shall pay to RFSHL in immediately available funds, the price determined in accordance with Section 6.1(e) of the Agreement (the “Purchase Price”).

3. Representations and Warranties. Each of Synchrony and RFSHL hereby represents and warrants as of the Removal Date that this Assignment constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4. Financial Accounting and Tax Characterization. The parties hereto agree that, because Bank has an obligation to (i) sell the Transferred Receivables to Dillard’s for a price equal to the Transferred Receivables’ par value pursuant to Section 14.2 of that certain Private Label Credit Card Program Agreement dated as of August 7, 2014, by and between Dillard’s, Inc. and Bank, and (ii) acquire the Transferred Receivables in the Removed Accounts for a purchase price to equal fair value from Buyer, Bank’s designation of Synchrony pursuant to Section 4(b) of the Designation, Buyer’s assignment of the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated by the Designation to Synchrony, and the sale of such Transferred Receivables by Synchrony to Dillard’s designee pursuant to that certain Purchase and Sale Agreement dated as of June 25, 2014 (the “Purchase and Sale Agreement”), among Dillard’s, Synchrony and Bank (collectively, the “Transaction”), shall be treated by the parties for U.S. GAAP and federal income tax purposes as (i) a capital contribution from Synchrony to Bank in an amount equal to the excess of the purchase price Synchrony will pay to Buyer pursuant to this Assignment over the amount received by Synchrony pursuant to the Purchase and Sale Agreement, (ii) the acquisition by Bank, and not Synchrony, of the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated by the Designation, and (iii) the sale by Bank, not Synchrony, of such Transferred Receivables to Dillard’s.

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5. Effectiveness. This Assignment shall become effective as of the date first written above; provided that RFSHL and Synchrony shall have executed a counterpart of this Assignment.

6. No Proceedings. Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Synchrony shall not, directly or indirectly, institute or cause to be instituted against RFSHL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Synchrony’s right to pursue any other creditor rights or remedies that Synchrony may have under any applicable law. The agreements and obligations of Synchrony under this Section 5 shall survive the assignment of the Conveyed Property and the termination of this Agreement.

7. Miscellaneous. (a) THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment.

(c) This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C.

By:_______________________________________

Name:____________________________________

Title:_____________________________________

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SYNCHRONY FINANCIAL

By:_______________________________________

Name:____________________________________

Title:_____________________________________

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